UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2007

Consolidated Minerals Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Montana	2-89616	82-0369233
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2500 City West Boulevard, Suite 300 Houston, Texas 77042
(Address of principal executive offices)

(281) 209 – 9800

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| |	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

| |	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

| |	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

| |	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On December 6, 2007, the Company terminated the Purchase Agreement previously entered into with the shareholders of US Fuel International Inc. and Troutman Oil Company Inc.

Under the agreement, CMMI was to purchase US Fuel and Troutman Oil for a combination of cash and stock worth $6.9 million.

When the agreement was signed, CMMI paid a non-refundable $10,000 down payment which was to be credited to the cash portion of the purchase price.

The agreement permitted CMMI to terminate the purchase any time before closing. As a result of the termination, CMMI will forfeit the $10,000 down payment previously paid with no remaining liability or obligation on CMMI’s part.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Consolidated Minerals Management, Inc. (Registrant)

By:	/s/ __________________
Timothy G. Byrd, Sr.
CEO

Dated: December 7, 2007